Exhibit 99

November 18, 2010

HELMERICH & PAYNE, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS AND NEW FLEXRIG® CONTRACTS

Helmerich & Payne, Inc. reported income from continuing operations of $286,081,000 ($2.66 per diluted share) from operating revenues of $1,875,162,000 for its fiscal year ended September 30, 2010, compared to income from continuing operations of $380,546,000 ($3.56 per diluted share) from operating revenues of $1,843,740,000 during the prior fiscal year ended September 30, 2009.  Included in both fiscal 2010 and 2009 income from continuing operations is non-operating related income (after-tax) of $0.03 per diluted share.  Non-operating items included income from the sale of assets during 2010 and 2009, and gains on the involuntary conversion of long-lived assets during 2009.  The total reported loss for discontinued operations was $129,769,000 in fiscal 2010 and $27,001,000 in fiscal 2009, all of which corresponds to the Company’s former operations in Venezuela.  Consequently, net income for fiscal 2010 amounted to $156,312,000, compared to $353,545,000 for fiscal 2009.

Income from continuing operations for the fourth quarter of fiscal 2010 was $83,291,000 ($0.77 per diluted share) from operating revenues of $558,957,000, compared to income from continuing operations of $54,976,000 ($0.51 per diluted share) from operating revenues of $358,276,000 during the fourth fiscal quarter of 2009, and income from continuing operations of $64,883,000 ($0.61 per diluted share) from operating revenues of $483,384,000 during the third fiscal quarter of 2010.  Included in income from continuing operations for the third fiscal quarter of 2010 is a non-operating gain of $0.01 per diluted share.  Net income for the fourth quarter of fiscal 2010 was $83,045,000 ($0.77 per diluted share), compared to net income of $51,488,000 ($0.48 per diluted share) during the fourth fiscal quarter of 2009, and a net loss of $36,715,000 (-$0.34 per diluted share) during the third fiscal quarter of 2010.

Segment operating income for U.S. land operations was $118,894,000 for the fourth fiscal quarter of 2010, compared with $90,137,000 for last year’s fourth fiscal quarter and $103,138,000 for this year’s third fiscal quarter.  The sequential increase in segment operating income was primarily attributable to the continuing recovery in U.S. land drilling activity, as quarterly revenue days increased to 16,303 from 14,374 during this year’s third fiscal quarter, and average revenue per day increased by $695 to $24,385 from $23,690.  Excluding early contract termination related revenue and customer requested delivery delay revenue for new build rigs, the average rig revenue per day for the fourth quarter increased by $1,062 to $24,065 from $23,003 during the third quarter, and the corresponding average rig margin per day for the fourth quarter increased by $547 to $11,013.  Average rig expense per day increased by $515 from $12,539 during the third quarter to $13,054 during the fourth quarter.  The quarterly increase in average rig expense per day was mostly attributable to approximately $350 per day related to expenses that the Company does not expect to incur going forward.

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News Release

November 18, 2010

Rig utilization for the Company’s U.S. land segment was 82% for this year’s fourth fiscal quarter, compared with 55% for last year’s fourth fiscal quarter and 76% for this year’s third fiscal quarter.  At September 30, 2010, the Company’s U.S. land segment had 185 contracted rigs and 35 idle rigs.  The 185 contracted rigs included 127 rigs under term contracts, one of which was a new FlexRig®* waiting on a customer that requested a delivery delay.

Helmerich & Payne, Inc. also announced today that the Company has signed contracts to build and operate four additional FlexRigs.  These rigs will be built and operated in the U.S. under multi-year term contracts that provide attractive dayrates and economic returns.   Since March 2010, the Company has announced contracts for the construction of 23 new build FlexRigs, of which 11 have already been completed.  The remaining 12 are expected to be delivered during the first three quarters of fiscal 2011.

President and CEO Hans Helmerich commented, “While industry rig counts in the U.S. land sector have exceeded most expectations in 2010, they are currently still about 20% below the previous cyclical peak.  Notably, we have surpassed our previous record during that peak and now have the highest level of activity in the ninety-year history of the Company.  Today, we announced contracts for four new build FlexRigs in addition to the 19 announced earlier this year.  With over 200 H&P-designed and built FlexRigs over the last 12 years, and with well over 700 rig years of FlexRig operating experience, our ability to build a better rig for less, and to attain a higher dayrate and margin for that rig, remains unmatched.”

Segment operating income for the Company’s offshore operations was $13,107,000 for the fourth fiscal quarter of 2010, compared with $12,023,000 for last year’s fourth fiscal quarter and $11,231,000 for this year’s third fiscal quarter.  Although the level of activity (number of revenue days) in this segment was relatively flat as compared to the third fiscal quarter, the average rig margin per day sequentially increased by $1,799 to $22,581 during this year’s fourth fiscal quarter.   This increase resulted from a favorable impact of approximately $2,000 per day related to a reduction of certain expenses during the quarter that is not expected to recur going forward.

The Company’s international land operations reported segment operating income of $15,485,000 for this year’s fourth fiscal quarter, compared with a loss of $1,511,000 for last year’s fourth fiscal quarter and income of $9,893,000 for the third fiscal quarter of 2010.  The number of revenue days for the fourth quarter increased by approximately five percent as compared to the third quarter.  Operating income for the segment significantly increased quarter to quarter.  The sequential increase was primarily attributable to early contract termination revenue from two of the six rigs that were assigned to the Company’s operations in Mexico.  Excluding the impact corresponding to these early contract terminations, the average rig margin per day for the fourth quarter declined by $664 to $9,528 from $10,192 during the third quarter.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 18, 2010, the Company’s existing fleet included 224 land rigs in the U.S., 28 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete another 12 new H&P-designed and operated FlexRigs under long-term contracts with customers.  Upon completion of these commitments in fiscal 2011, the Company’s global land fleet is expected to include a total of 213 FlexRigs.

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News Release

November 18, 2010

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Mike Drickamer

(918) 588-5190

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News Release

November 18, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2010	2010	2009	2010	2009
Operating Revenues:
Drilling — U.S. Land	$366,989	$435,998	$269,088	$1,412,495	$1,441,164
Drilling — Offshore	53,131	49,548	47,278	202,734	204,702
Drilling — International Land	60,045	69,802	39,159	247,179	187,099
Other	3,219	3,609	2,751	12,754	10,775
	483,384	558,957	358,276	1,875,162	1,843,740
Operating costs and expenses:
Operating costs, excluding depreciation	285,583	329,198	190,682	1,071,959	944,780
Depreciation	65,208	73,240	61,453	262,658	227,535
General and administrative	20,114	20,183	13,341	81,479	58,822
Research and development	3,254	3,851	3,041	12,262	9,671
Gain from involuntary conversion of long-lived assets	—	—	—	—	(541)
Income from asset sales	(2,249)	(747)	(696)	(4,992)	(5,402)
	371,910	425,725	267,821	1,423,366	1,234,865

Operating income from continuing operations	111,474	133,232	90,455	451,796	608,875

Other income (expense):
Interest and dividend income	940	275	393	1,811	2,755
Interest expense	(3,961)	(4,465)	(4,443)	(17,158)	(13,590)
Other	215	1,534	194	1,787	245
	(2,806)	(2,656)	(3,856)	(13,560)	(10,590)
Income from continuing operations before income taxes and equity in income of affiliate	108,668	130,576	86,599	438,236	598,285

Income tax provision	43,785	47,285	31,623	152,155	227,850

Equity in income of affiliate net of income taxes	—	—	—	—	10,111
Income from continuing operations	$64,883	$83,291	$54,976	$286,081	$380,546

Loss from discontinued operations, before income taxes	(101,548)	1,216	(4,019)	(125,944)	(22,470)
Income tax provision	50	1,462	(531)	3,825	4,531
Loss from discontinued operations	(101,598)	(246)	(3,488)	(129,769)	(27,001)

NET INCOME (LOSS)	$(36,715)	$83,045	$51,488	$156,312	$353,545

Basic earnings per common share:
Income from continuing operations	$0.61	$0.78	$0.52	$2.70	$3.61
Loss from discontinued operations	$(0.96)	$—	$(0.03)	$(1.23)	$(0.26)

Net Income (loss)	$(0.35)	$0.78	$0.49	$1.47	$3.35

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News Release

November 18, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2010	2010	2009	2010	2009

Diluted earnings per common share:
Income from continuing operations	$0.61	$0.77	$0.51	$2.66	$3.56
Loss from discontinued operations	$(0.95)	$—	$(0.03)	$(1.21)	$(0.25)

Net Income (loss)	$(0.34)	$0.77	$0.48	$1.45	$3.31

Weighted average shares outstanding:
Basic	105,743	105,814	105,464	105,711	105,364
Diluted	107,444	107,452	106,868	107,404	106,608

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News Release

November 18, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	9/30/10	9/30/09

ASSETS
Cash and cash equivalents	$63,020	$96,142
Other current assets	579,514	345,884
Current assets of discontinued operations	10,270	80,906
Total current assets	652,804	522,932
Investments	320,712	356,404
Net property, plant, and equipment	3,275,020	3,194,273
Other assets	16,834	15,781
Noncurrent assets of discontinued operations	—	71,634
TOTAL ASSETS	$4,265,370	$4,161,024

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$224,646	$284,923
Current liabilities of discontinued operations	7,992	16,983
Total current liabilities	232,638	301,906
Noncurrent liabilities	862,989	745,904
Noncurrent liabilities of discontinued operations	2,278	10,205
Long-term notes payable	360,000	420,000
Total shareholders’ equity	2,807,465	2,683,009

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,265,370	$4,161,024

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News Release

November 18, 2010

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2010	2009

OPERATING ACTIVITIES:
Net income	$156,312	$353,545
Adjustment for loss from discontinued operations	129,769	27,001
Income from continuing operations	286,081	380,546
Depreciation	262,658	227,535
Changes in assets and liabilities	(93,237)	278,978
Gain from involuntary conversion of long-lived assets	—	(541)
Gain on sale of assets and investment securities	(4,992)	(5,402)
Other	16,140	(8,849)
Net cash provided by operating activities from continuing operations	466,650	872,267
Net cash provided by (used in) operating activities from discontinued operations	(4,362)	23,672
Net cash provided by operating activities	462,288	895,939

INVESTING ACTIVITIES:
Capital expenditures	(329,572)	(876,839)
Insurance proceeds from involuntary conversion of long-lived assets	—	541
Proceeds from sale of assets and short-term investments	20,383	8,069
Purchase of short-term investments	(16)	(12,500)
Acquisition of business, net of cash acquired	—	(16)
Net cash used in investing activities from continuing operations	(309,205)	(880,745)
Net cash used in investing activities from discontinued operations	(55)	(3,284)
Net cash used in investing activities	(309,260)	(884,029)

FINANCING ACTIVITIES:
Dividends paid	(22,254)	(21,111)
Increase (decrease) in bank overdraft	(2,038)	2,038
Exercise of stock options	(202)	1,272
Net proceeds from (payments for) short-term and long-term debt	(165,000)	23,267
Excess tax benefit from stock-based compensation	3,344	1,217
Net cash provided by (used in) financing activities	(186,150)	6,683

Net increase (decrease) in cash and cash equivalents	(33,122)	18,593
Cash and cash equivalents, beginning of period	96,142	77,549
Cash and cash equivalents, end of period	$63,020	$96,142

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News Release

November 18, 2010

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2010	2010	2009	2010	2009
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$366,989	$435,998	$269,088	$1,412,495	$1,441,164
Direct operating expenses	206,707	251,280	125,005	772,766	663,385
General and administrative expense	5,458	5,606	3,978	23,799	16,812
Depreciation	51,686	60,218	49,968	211,652	187,259
Segment operating income	$103,138	$118,894	$90,137	$404,278	$573,708

Revenue days	14,374	16,303	9,902	55,051	48,055
Average rig revenue per day	$23,690	$24,385	$25,895	$23,909	$28,194
Average rig expense per day	$12,539	$13,054	$11,344	$12,288	$12,009
Average rig margin per day	$11,151	$11,331	$14,551	$11,621	$16,185
Rig utilization	76%	82%	55%	73%	68%

OFFSHORE OPERATIONS
Revenues	$53,131	$49,548	$47,278	$202,734	$204,702
Direct operating expenses	37,382	31,671	31,423	131,325	133,442
General and administrative expense	1,329	1,384	975	5,821	4,095
Depreciation	3,189	3,386	2,857	12,519	11,872
Segment operating income	$11,231	$13,107	$12,023	$53,069	$55,293

Revenue days	638	644	644	2,642	2,938
Average rig revenue per day	$46,138	$42,312	$47,547	$47,534	$48,677
Average rig expense per day	$25,356	$19,731	$26,868	$24,653	$27,373
Average rig margin per day	$20,782	$22,581	$20,679	$22,881	$21,304
Rig utilization	78%	78%	78%	80%	89%

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News Release

November 18, 2010

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2010	2010	2009	2010	2009
	(in thousands, except days and per day amounts )
INTERNATIONAL LAND OPERATIONS
Revenues	$60,045	$69,802	$39,159	$247,179	$187,099
Direct operating expenses	41,113	45,647	33,843	166,021	146,565
General and administrative expense	771	971	592	2,949	2,301
Depreciation	8,268	7,699	6,235	29,938	19,278
Segment operating income	$9,893	$15,485	$(1,511)	$48,271	$18,955

Revenue days	1,881	1,976	1,126	7,254	4,807
Average rig revenue per day	$30,669	$33,194	$30,947	$32,451	$35,618
Average rig expense per day	$20,477	$20,621	$24,961	$21,142	$26,528
Average rig margin per day	$10,192	$12,573	$5,986	$11,309	$9,090
Rig utilization	76%	78%	50%	71%	70%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$26,474	$38,457	$12,676	$96,304	$86,297
Offshore Operations	$13,771	$11,211	$8,498	$37,594	$34,125
International Land Operations	$2,357	$4,210	$4,312	$11,779	$15,884

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News Release

November 18, 2010

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The Company’s Venezuelan operation, which was historically an operating segment within the International Land Segment, was discontinued in the third quarter of fiscal 2010.  Consequently, its operating results are excluded from the segment data table above.

The following table reconciles operating income per the information above to income from continuing operations before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Operations (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2010	2010	2009	2010	2009
Operating income
U.S. Land	$103,138	$118,894	$90,137	$404,278	$573,708
Offshore	11,231	13,107	12,023	53,069	55,293
International Land	9,893	15,485	(1,511)	48,271	18,955
Other	(1,803)	(1,745)	(2,376)	(6,765)	(7,032)
Segment operating income	$122,459	$145,741	$98,273	$498,853	$640,924
Corporate general and administrative	(12,556)	(12,222)	(7,796)	(48,910)	(35,614)
Other depreciation	(1,295)	(1,309)	(1,349)	(5,275)	(5,124)
Inter-segment elimination	617	275	631	2,136	2,746
Gain from involuntary conversion of long-lived assets	—	—	—	—	541
Income from asset sales	2,249	747	696	4,992	5,402
Operating income	$111,474	$133,232	$90,455	$451,796	$608,875

Other income (expense):
Interest and dividend income	940	275	393	1,811	2,755
Interest expense	(3,961)	(4,465)	(4,443)	(17,158)	(13,590)
Gain on sale of investment securities	—	—	—	—	—
Other	215	1,534	194	1,787	245
Total other income (expense)	(2,806)	(2,656)	(3,856)	(13,560)	(10,590)

Income from continuing operations before income taxes and equity in income of affiliates	$108,668	$130,576	$86,599	$438,236	$598,285

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